UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2021

Protara Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36694	20-4580525
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

345 Park Avenue South Third Floor New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 844-0337

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TARA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jane Huang, M.D. to the Board of Directors

On June 9, 2021, the Board of Directors (the “Board”) of Protara Therapeutics, Inc. (the “Company”) approved an increase in the size of the Board to nine (9) members and appointed Jane Huang, M.D. as a Class I director and as a member of the Scientific Advisory Committee of the Board (the “Scientific Advisory Committee”) to fill the vacancy created by such increase, to serve in such capacity until the Company’s 2024 annual meeting of stockholders.

Dr. Huang will be entitled to receive compensation for her service as a director of the Company in accordance with the Company’s Amended and Restated Non-Employee Director Compensation Policy (the “Compensation Policy”). The Compensation Policy provides for annual cash compensation of (i) $40,000 for service on the Board and (ii) $25,000 for service on the Scientific Advisory Committee, both payable in equal quarterly installments and pro-rated based on days served in the applicable fiscal year. In addition, pursuant to the Compensation Policy, on June 9, 2021, Dr. Huang was granted a stock option to purchase 20,000 shares of the Company’s common stock, which will vest in equal monthly installments following the date of grant over a three year period, and a separate stock option to purchase 10,000 shares of the Company’s common stock, which will vest in equal monthly installments following the date of grant over a one year period, and in any event will be fully vested on the date of the Company’s 2022 annual meeting of stockholders. The Company also entered into its standard form of indemnification agreement with Dr. Huang, and the rights under such indemnification agreement are described under the caption “Limitations on Liability and Indemnification Matters” in the Company's definitive proxy statement on Schedule 14A filed with the Securities Exchange Commission on April 27, 2021.

There is no arrangement or understanding between Dr. Huang and any other person pursuant to which Dr. Huang was appointed as a director. There are no transactions between the Company and Dr. Huang that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on June 9, 2021. As of April 13, 2021, the record date for the Annual Meeting, there were 11,228,606 shares of the Company’s common stock outstanding and entitled to vote.  A summary of the matters voted upon at the Annual Meeting and the final voting results are set forth below.

Proposal 1. Election of Directors.

The Company’s stockholders elected the two persons listed below as Class I directors, each to serve on the Company’s Board of Directors until the Company’s 2024 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The final voting results were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Richard Levy, M.D.	4,557,151	1,869,168	1,394,378
Michael Solomon, Ph.D.	5,899,408	526,911	1,394,378

Proposal 2. Ratification of the Selection of Independent Registered Public Accounting Firm.

The Company’s stockholders ratified the selection by the Company’s Audit Committee of the Board of Ernst and Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The final voting results were as follows:

Votes For	Votes Against	Abstentions
7,799,627	20,468	602

Proposal 3. Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers.

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s definitive proxy statement for the Annual Meeting. The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,310,191	97,531	18,597	1,394,378

Item 7.01 Regulation FD Disclosure.

On June 10, 2021, the Company issued a press release announcing the appointment of Dr. Huang.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall the information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press release, dated June 10, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protara Therapeutics, Inc.

Dated: June 10, 2021	By:	/s/ Blaine Davis
Blaine Davis
Chief Financial Officer

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